Smith Barney Managed Municipals Fund Inc.


Sub-Item 77e

Registrant incorporates by reference Registrant's Supplement to the Statement of Additional Information dated September 21, 2005 filed on SEPTEMBER 22, 2005.
(Accession No. 0001193125-05-189466)